Exhibit 99.1

www.angieslist.com

Angie's List Reports Fourth Quarter and Full Year 2014 Results

•	Gross member additions of 206,671 in the fourth quarter of 2014 and 1,242,485 for the full year 2014 with an average cost per acquisition of $27 and $70, respectively

•	Revenue of $82.2 million for the fourth quarter of 2014 and $315.0 million for the full year 2014

•
Adjusted EBITDA of $20.9 million for the fourth quarter of 2014 and $4.2 million for the full year 2014; operating income of $15.9 million for the fourth quarter of 2014 and operating loss of $(10.4) million for the full year 2014

•	Fourth quarter earnings per share of $0.26; full year 2014 net loss per share of $(0.21)

INDIANAPOLIS — February 18, 2015 — Angie’s List, Inc. (NASDAQ: ANGI) announced today financial results for the quarter and year ended December 31, 2014.

“We grew revenue, improved margins and, for the first year in company history, generated positive adjusted EBITDA, all while investing to build our marketplace,” said Angie’s List CEO Bill Oesterle. “In the fourth quarter, we continued to execute on our strategic objectives, including growing our member base and investing in our products. While we made progress transitioning to our marketplace model, we see continued opportunities to propel it forward by improving transaction outcomes for both consumers and service providers."

Key Operating Metrics

Three months ended	12/31/14	12/31/13	Change
Total paid memberships (end of period)	3,041,651	2,484,059	22%
Gross paid memberships added (in period)	206,671	224,702	(8)%
Marketing cost per paid membership acquisition (in period)	$27	$52	(48)%
First-year membership renewal rate (in period)	70%	71%	(1.0) pts
Average membership renewal rate (in period)	74%	75%	(1.0) pts
Participating service providers (end of period)	51,614	46,329	11%
Total service provider contract value (end of period, in thousands)	$249,045	$194,137	28%

Twelve months ended	12/31/14	12/31/13	Change
Gross paid memberships added (in period)	1,242,485	1,218,258	2%
Marketing cost per paid membership acquisition (in period)	$70	$72	(3)%
First-year membership renewal rate (in period)	73%	74%	(1.0) pts
Average membership renewal rate (in period)	77%	78%	(1.0) pts

Market Cohort Analysis
“We surpassed three million members in the fourth quarter, marking a major milestone and underscoring the value of our services to consumers,” continued Oesterle. “Membership continued to grow meaningfully across every cohort.”

Cohort	# of Markets	Average Revenue/ Market	Membership Revenue/Paid Membership	Service Provider Revenue/Paid Membership	Average Marketing Expense/ Market	Total Paid Memberships	Estimated Penetration Rate*	Annual Membership Growth Rate
Pre-2003	10	$7,485,052	$32.81	$110.14	$1,327,562	576,980	15.6%	23%
2003-2007	35	5,653,860	29.41	102.16	1,388,742	1,657,882	12.3%	23%
2008-2010	103	363,118	16.47	43.09	191,065	681,796	12.5%	19%
Post 2010	105	44,578	12.70	30.91	55,472	124,993	7.7%	39%
Total	253					3,041,651
Cohort table presents financial and operational data for the twelve months ended December 31, 2014.

* Demographic information used in penetration rate calculations is based on a third-party study we commissioned in December 2014. According to the study, the number of U.S. households in our target demographic was 27 million.

Fourth Quarter Results
Total revenue for the fourth quarter of 2014 was $82.2 million, an increase of 19 percent compared to the prior year period. Membership revenue in the fourth quarter of 2014 was $18.0 million, an increase of 2 percent compared to the prior year period. Service provider revenue remains the largest and fastest growing component of total revenue at $64.1 million for the quarter, representing a 26 percent growth rate year over year. Service provider revenue includes revenue from advertising contracts and fees from e-commerce transactions. Advertising revenue was $58.1 million in the fourth quarter of 2014, an increase of 29 percent compared to the year-ago period, and e-commerce revenue was $6.1 million, an increase of approximately 1 percent year over year.
Marketing expense decreased 53 percent, or $6.1 million, compared to the year-ago period. Net income for the fourth quarter was $15.3 million, with selling expense of $28.7 million and marketing expense of $5.5 million, compared to net income of $2.8 million, with selling expense of $24.6 million and marketing expense of $11.6 million, in the year-ago period. Adjusted EBITDA, a non-GAAP financial measure, was $20.9 million for the fourth quarter as compared to $9.9 million for the same period in the year-ago period. Adjusted EBITDA in the fourth quarter of 2014 includes an adjustment for a one-time, non-cash long-lived asset impairment charge of $1.8 million related to the abandonment of certain capitalized website and software development assets.

Full Year 2014 Results
Full year 2014 revenue was $315.0 million, an increase of $69.4 million, or 28 percent, from $245.6 million in the prior year. Membership revenue for the full year was $73.1 million, representing a year over year increase of 12 percent, while service provider revenue increased $61.6 million, or 34 percent, to $241.9 million for the current year as compared to $180.3 million in 2013.

Marketing expense was approximately $87.4 million in both 2013 and 2014, while total gross paid memberships added increased to 1,242,485 in 2014 from 1,218,258 in 2013, resulting in a decrease in cost per acquisition to $70 for 2014 from $72 in 2013.

Net loss was $12.1 million for the full year 2014, with selling expense of $117.2 million and marketing expense of $87.4 million, compared to a net loss of $33.0 million, with selling expense of $90.1 million and marketing expense of $87.5 million, in the prior year.

Adjusted EBITDA, a non-GAAP financial measure, was $4.2 million for the full year 2014, compared to an adjusted EBITDA loss of $18.9 million in 2013.

At December 31, 2014, the balance of cash, cash equivalents and short-term investments was $64.3 million.

Business Outlook
The Company’s financial and operating expectations for the full year 2015 are as follows:

•	Revenue of $357 million to $363 million

•	Adjusted EBITDA of $28 million to $30 million

Angie’s List, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$39,991	$34,803
Short-term investments	24,268	21,055
Accounts receivable, net	15,141	12,385
Prepaid expenses and other current assets	18,120	13,701
Total current assets	97,520	81,944
Property, equipment and software, net	51,264	18,657
Goodwill	1,145	1,145
Amortizable intangible assets, net	2,755	3,500
Other assets, noncurrent	1,854	397
Total assets	$154,538	$105,643

Liabilities and stockholders’ deficit
Accounts payable	$5,490	$6,838
Accrued liabilities	23,189	21,770
Deferred membership revenue	33,767	35,560
Deferred advertising revenue	48,399	39,448
Total current liabilities	110,845	103,616
Long-term debt, net	58,854	14,918
Deferred membership revenue, noncurrent	4,744	4,909
Deferred advertising revenue, noncurrent	669	521
Other liabilities, noncurrent	1,600	169
Total liabilities	176,712	124,133
Stockholders’ deficit:
Common stock	67	67
Additional paid-in-capital	265,895	257,505
Treasury stock	(23,719)	(23,719)
Accumulated deficit	(264,417)	(252,343)
Total stockholders’ deficit	(22,174)	(18,490)
Total liabilities and stockholders’ deficit	$154,538	$105,643

Angie’s List, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue
Membership	$18,018	$17,709	$73,113	$65,307
Service provider	64,134	51,047	241,898	180,335
Total revenue	82,152	68,756	315,011	245,642
Operating expenses
Operations and support	13,347	10,654	52,760	40,072
Selling	28,698	24,561	117,176	90,143
Marketing	5,477	11,613	87,386	87,483
Product and technology	9,796	7,506	34,039	27,570
General and administrative	8,932	11,151	34,012	31,455
Total operating expenses	66,250	65,485	325,373	276,723
Operating income (loss)	15,902	3,271	(10,362)	(31,081)
Interest expense, net	624	473	1,203	1,868
Loss on debt extinguishment	—	—	458	—
Income (loss) before income taxes	15,278	2,798	(12,023)	(32,949)
Income tax expense (benefit)	6	(5)	51	40
Net income (loss)	$15,272	$2,803	$(12,074)	$(32,989)

Net income (loss) per common share — basic	$0.26	$0.05	$(0.21)	$(0.57)
Net income (loss) per common share — diluted	$0.26	$0.05	$(0.21)	$(0.57)

Weighted average common shares outstanding — basic	58,517	58,429	58,510	58,231
Weighted average common shares outstanding — diluted	58,517	58,893	58,510	58,231

Non-cash stock-based compensation
Operations and support	$20	$12	$65	$64
Selling	105	46	397	147
Product and technology	18	182	856	136
General and administrative	1,801	1,158	6,571	3,717
Total non-cash stock-based compensation	$1,944	$1,398	$7,889	$4,064

Reconciliation of net income (loss) to adjusted EBITDA (loss) (unaudited):
Net income (loss)	$15,272	$2,803	$(12,074)	$(32,989)
Income tax expense (benefit)	6	(5)	51	40
Interest expense, net	624	473	1,203	1,868
Depreciation and amortization	1,558	1,195	5,576	4,069
Non-cash stock-based compensation	1,944	1,398	7,889	4,064
Loss on debt extinguishment	—	—	458	—
Litigation settlement adjustment	(252)	4,000	(702)	4,000
Non-cash long-lived asset impairment charge	1,778	—	1,778	—
Adjusted EBITDA (loss)	$20,930	$9,864	$4,179	$(18,948)

Angie’s List, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Operating activities
Net income (loss)	$15,272	$2,803	$(12,074)	$(32,989)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,558	1,195	5,576	4,069
Non-cash long-lived asset impairment charge	1,778	—	1,778	—
Deferred income taxes	11	6	11	6
Amortization of debt discount, deferred financing fees and bond premium	177	107	478	527
Non-cash loss on debt extinguishment	—	—	266	—
Non-cash stock-based compensation expense	1,944	1,398	7,889	4,064
Changes in certain assets:
Accounts receivable	(891)	(1,749)	(2,756)	(4,598)
Prepaid expenses and other current assets	126	1,349	(4,419)	6,159
Changes in certain liabilities:
Accounts payable	(10,498)	2,024	(2,952)	(1,151)
Accrued liabilities	(8,962)	(13,711)	3,691	7,712
Deferred advertising revenue	825	4,018	9,099	16,595
Deferred membership revenue	(4,661)	(1,982)	(1,958)	8,512
Net cash (used in) provided by operating activities	(3,321)	(4,542)	4,629	8,906

Investing activities
Purchases of investments	(13,507)	(5,242)	(26,671)	(32,814)
Sales of investments	5,960	5,123	23,360	21,978
Acquisition of business assets	—	—	—	(2,150)
Property, equipment and software	(3,831)	(1,417)	(16,735)	(7,102)
Capitalized website and software development costs	(7,337)	(1,000)	(20,122)	(1,000)
Intangible assets	(143)	(68)	(984)	(769)
Net cash used in investing activities	(18,858)	(2,604)	(41,152)	(21,857)

Financing activities
Proceeds from exercise of stock options	—	340	501	5,116
Principal payments on long-term debt	—	—	(15,000)	—
Proceeds from long-term debt issuance	—	—	60,000	—
Fees paid to lender	—	—	(1,210)	—
Cash paid for financing fees	(78)	—	(1,957)	—
Payment of contingent consideration from acquisition of assets	—	—	(500)	—
Payments on capital lease obligations	(71)	—	(123)	—
Net cash (used in) provided by financing activities	(149)	340	41,711	5,116
Net (decrease) increase in cash and cash equivalents	$(22,328)	$(6,806)	$5,188	$(7,835)
Cash and cash equivalents, beginning of period	62,319	41,609	34,803	42,638
Cash and cash equivalents, end of period	$39,991	$34,803	$39,991	$34,803

Conference Call Information
The Company will host a conference call on February 18, 2015 at approximately 8:30 AM (ET) / 5:30 AM (PT) to discuss the quarterly financial results with the investment community. A live audio webcast of the event will be available on the Angie’s List Investor Relations website at http://investor.angieslist.com/.
A live domestic dial-in is available at (877) 380-5664 or (253) 237-1143 internationally. An audio replay will be available at (855) 859-2056 domestically or (404) 537-3406 internationally, using Conference ID 75743086 through February 24, 2015.

About Angie’s List
Angie’s List helps facilitate happy transactions between more than three million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of authentic reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers, and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), Angie’s List has disclosed in this press release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP Adjusted EBITDA, which Angie’s List defines as earnings before interest, income taxes, depreciation, amortization, non-cash stock-based compensation, the loss on debt extinguishment, the litigation settlement adjustment and the non-cash long-lived asset impairment charge. Angie’s List uses Adjusted EBITDA internally in analyzing its financial results and has determined to disclose this measure to investors because it believes it will be useful to them, as a supplement to GAAP measures, in evaluating Angie’s List’s operating performance relative to its industry sector and competitors. Angie’s List believes that the use of Adjusted EBITDA provides additional insight for investors to use in evaluation of ongoing operating results and trends. However, non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Angie’s List has significant uses of cash flows, including capital expenditures and other contractual commitments, interest payments and income taxes that are not reflected in adjusted EBITDA. Adjusted EBITDA does not consider the potentially dilutive impact of issuing non-cash stock-based compensation to Angie’s List’s management and other employees. It should also be noted that other companies, including companies in the same industry, may calculate Adjusted EBITDA in a different manner than Angie’s List. Angie’s List has provided a reconciliation of the Adjusted EBITDA measure to the most directly comparable GAAP financial measure.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, future marketing expense and growth opportunities. These forward-looking statements are based on Angie’s List’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to accurately measure and predict revenue per paid membership, membership acquisition costs or costs associated with servicing our members; our ability to protect our brand and maintain our reputation among consumers and local service providers; our ability to attract and retain local service providers to advertise on our service; our ability to increase our pricing on memberships and service provider contracts as we increase our market penetration; our ability to replicate our business model in our less penetrated markets; our success in converting consumers and local service providers into paid memberships and participating service providers; competitive factors; our ability to stay abreast of modified or new laws and regulations applying to our business, including those regarding sales or transaction taxes and privacy regulation; our ability to adequately protect our intellectual property; our ability to manage our growth; and general economic conditions worldwide.
Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including Angie’s List’s Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
These documents are or will be available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at http://investor.angieslist.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.
Contact:

Investor Relations:	Public Relations:
Leslie Arena	Debra DeCourcy, APR
317-808-4527	317-396-9134
lesliea@angieslist.com	debra.decourcy@angieslist.com